SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

November 16, 2006
Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14776	74-2717523
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of Incorporation)

300 West 57th Street
New York, New York 10019
(Address of Principal Executive Offices) (Zip Code)

(212) 887-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On November 21, 2006, the Registrant entered into an Incremental Credit Agreement under its five-year unsecured revolving credit facility (the “Credit Agreement”), dated as of April 15, 2005, by and among the Registrant and a syndicate of banks led by JPMorgan Chase Bank, N.A. as Administrative Agent.  The Incremental Credit Agreement becomes effective November 28, 2006 and provides for incremental borrowings up to an additional aggregate principal amount of $250 million, which increases the Registrant’s available credit under the facility to $500 million. The credit facility matures on April 15, 2010.  Interest rates on borrowings under the Incremental Credit Agreement will be based on prevailing interest rates as described in the Credit Agreement.

Section 2 – Financial Information

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01.  Entry into a Material Definitive Agreement” of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 16, 2006, Michael E. Pulitzer notified the Company that he does not intend to stand for re-election to the Company’s Board of Directors at the 2007 Annual Meeting of Stockholders, the expiration of his current term.

Mr. Pulitzer also serves on the Compensation Committee of the Company’s Board of Directors.  Mr. Pulitzer intends to continue to serve on the Hearst-Argyle Board and the Compensation Committee until the next Annual Meeting of Stockholders, which is expected to be held on May 3, 2007.

The Company has filed a press release announcing Mr. Pulitzer’s intentions; the press release is attached to this report as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

     (c) Exhibits

Item	Exhibit
99.1	Press Release dated November 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Jonathan C. Mintzer
Name: Jonathan C. Mintzer
Title: Vice President, General Counsel and Secretary

Date: November 22, 2006

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated November 22, 2006.